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                                                                Exhibit (10)(aa)
                                    [LOGO]
                                  broadband
                                   services



                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT, made this 18th day of February, 2000, by and between Worldbridge Broadband Services, Inc. (a wholly owned subsidiary of C-COR.net Corp.), a Colorado Business Corporation, with its principal place of business at 141 Union Blvd., Lakewood, Colorado 80228 ("Corporation");

                                     -AND-

Paul Janson, an individual, residing at 7470 Fairway Lane Parker, CO 80134 ("Employee").


                                  BACKGROUND
                                  ----------

     A. Corporation desires to employ Employee as its Vice President, Technical Services and Employee desires to be so employed by Corporation.

     B. The parties mutually desire to set forth in this Employment Agreement (the "Agreement") the terms and conditions under which Employee will be employed by Corporation.


     NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound thereby, the parties hereto agree as follows:

                                   SECTION I

                           Description of Employment
                           -------------------------

     1.01.  Employment and Term. Corporation agrees to employ Employee and
            -------------------
Employee agrees to be so employed for a two (2) year term commencing on February 18, 2000 and ending on February 18, 2002 (the "Term").

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     1.02.  Capacity. During the Term, Employee shall serve as Vice President,
            --------
Technical Services, or in such other offices or capacities as shall be determined by the President and Chief Executive Officer of the Corporation.

     1.03.  Time and Efforts. During the Term, Employee shall diligently and
            ----------------
conscientiously devote his best efforts and his full time and attention to the discharge of his duties as Vice President, Technical Services and of such other duties as may be determined by the President and Chief Executive Officer of Corporation. Employee acknowledges that during the period of his employment pursuant to this Agreement as the Vice President, Technical Services, he will not (i) have any other employment or business affiliations (other than passive investments, and civic and charitable pursuits) without the prior approval of Corporation and (ii) be required to move from the Denver, Colorado metropolitan area.

     1.04.  Termination. This Agreement maybe terminated:
            -----------

            a.  By agreement of Corporation and Employee; and

            b. By Corporation, unilaterally, in its sole discretion, for any of the following reasons:

                i. Employee's conviction of any criminal violation involving dishonesty, fraud or breach of trust or any felony; and

                ii. Employee's willful engagement in gross misconduct in the performance of his duties that materially and adversely affects the financial condition of the Company.


                                  SECTION II

                                 Compensation
                                 ------------

     2.01.  Salary. During the period of Employee's employment hereunder as Vice
            ------
President, Technical Services (irrespective of such other offices or titles as may be held by Employee) the Corporation shall pay to Employee a salary at an annual rate of -- U.S. Dollars, ($ 160,000) payable bi-weekly, for services rendered. The amount of Employee's salary shall be reviewed by the President and Chief Executive Officer Corporation and Employee shall be eligible for merit increases in accordance with Corporation's standard practice and shall not be reduced below the amount set forth above for any year during the term.

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     2.02.  Business Expenses. Employee shall be reimbursed by Corporation for
            -----------------
all reasonable expenses incurred in carrying out his employment duties or in otherwise promoting the business of Corporation by presenting to the designated officer of Corporation an itemized expense account report with receipts attached in accordance with Corporation's standard practice for employees of the same rank as Employee.

     2.03.  Incentive Compensation. The Employee will be eligible for incentive
            ----------------------
compensation based upon completion of bonus plan objectives. These objectives will be heavily weighted on profitability and will be consistent with management objectives established prior to the Corporation becoming a wholly owned subsidiary of C-COR.net Corp. Final approval of the plan objectives and any payments due from achievement of these objectives must be approved by Dave Woodle, President of Corporation or his successor. This bonus plan will be reviewed for payment on a quarterly basis and will continue through C-COR.net Fiscal Year 2000, which ends on June 30, 2000. A new bonus program will be reviewed for implementation in C-COR.net Fiscal Year 2000, which ends on June 30, 2000. A new bonus program will be reviewed for implementation in C-COR.net Fiscal Year 2001, beginning in July 2000.

     2.04.  Stock Options. Employee shall be eligible for stock option awards in
            -------------
accordance with stock option plans adopted by the Corporation from time to time, the initial grant of which shall be of [non-qualified/incentive] options to purchase 15,000 shares of the Corporation's common stock at a price not greater than the fair market value per share as defined in the plan an which shall vest ratably over each of the first four anniversaries of the date of this Agreement.

     2.05.  Vacation. Employee shall be entitled to a reasonable amount of
            --------
vacation but not less than three (3) weeks per year.

     2.06   Life Insurance Coverage. Corporation will provide to Employee group
            -----------------------
term life insurance in a face amount equal to three times the Employee's salary. Changes in life insurance coverage will occur at the same time as any salary changes.

     2.07   Reimbursement For Income Tax Preparation. Corporation agrees to
            ------------- --- ---------- -----------
reimburse Employee for expenses incurred for preparation of income tax returns up to an amount not exceeding Three Hundred and 00/100 ($300.00) Dollars per year during the Term of this Agreement.

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     2.09  Physical Examination. Corporation agrees to reimburse Employee for
           --------------------
the expense of an annual physical examination by a physician selected by Employee up to an amount not exceeding Two Hundred and 00/100 ($200.00) Dollars.

     2.10. Other Benefit Plans. Employee shall also be eligible to participate
           -------------------
in Corporation's other fringe benefit plans, including both those plans presently existing and those which may in the future be adopted, in accordance with the terms and provisions of such plans.



                                  SECTION III

                             Intellectual Property
                             ---------------------

     3.01.  Disclosure. Employee agrees to promptly and fully disclose to
            ----------
Corporation all inventions, improvements, original works of authorship, formulas, processes, computer programs, techniques, know-how and data (hereinafter collectively referred to as "Inventions"), whether or not patentable or copyrightable, made or conceived or first reduced to practice or learned by Employee either alone or jointly with others, whether during Employee's regular hours of employment and directly or indirectly relating to or capable of being used for the benefit of Corporation's business. Employee agrees, without compensation additional to that provided for in Section II of this Agreement, to assign all rights in and to such Inventions to Corporation and to execute, at Corporation's request, appropriate documents effectuating such assignments.

     3.02. Maintenance of Records. Employee agrees to maintain accurate and
           -------------- -------
current written records of all such Inventions, in the form of notes, sketches, drawings, or reports which shall be and will remain the property of and be available to Corporation at all times.

     3.03. Provision of Assistance. Employee agrees, upon Corporation's
           --------- -- ----------
request, during and after the Term of employment set forth herein, to assist Corporation, its attorneys, and nominees at its or their expense in preparing and prosecuting applications for letters patent on Inventions created by him and applications to register copyrights on inventions created by him providing, however, that time actually spent by Employee at such work after termination of employment, at Corporation's request, shall be paid for by Corporation at a reasonable rate, and that necessary expenses incurred by Employee in connection with Employee's duties under this paragraph shall be paid by Corporation.

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     3.04.  Previous Inventions. Employee expressly retains an interest in and
            -------------------
title to Inventions patented or unpatented which Employee conceived prior to his Term of employment with Corporation, except for those conceived while employed by Worldbridge Broadband Services, Inc. an interest in which Employee hereby expressly disclaims.

     3.05.  Term of Obligations. Employee's termination of employment by
            ---- -- -----------
Corporation under this Agreement shall not affect the obligations imposed on Employee by Paragraphs 3.01, 3.02 and 3.03.


                                  SECTION IV

                      Confidentiality and Noncompetition
                      ----------------------------------

     4.01.  Confidentiality. Employee agrees, during and after his Term of
            ---------------
employment hereunder, without the prior written consent of Corporation, not to disclose to any person other than Corporation, by publication or otherwise, or use for his own benefit, any confidential information of Corporation or any Inventions, whether conceived in whole or in part by Employee or by others. Employee's duty under this paragraph includes but is not limited to the nondisclosure of trade secrets or confidential information, knowledge or data of Corporation which he may obtain during the course of his employment relating to Corporation's business, technical or otherwise, including but not limited to manufacturing methods, processes, techniques, products, engineering development products, computer programs, customer lists, machines, research, compositions, inventions or discoveries. Employee agrees that upon leaving the employ of Corporation, he will not take with him any original or copy of documents, or records relating to the foregoing matters, without the written consent of Corporation. This Section does not apply to any Inventions described in Section
3.04 above. The definition of "Corporation" for the purposes of Section 4.01 only is extended to include Worldbridge or any of its parent or subsidiary entities or entities under common control.

     4.02.  Non-competition. In consideration of Employee's employment, for the
            ---------------
duration of his employment by Corporation, and for a period of one (1) year after the termination thereof, Employee agrees:

     (a) Not to, on behalf of himself or any other entity or corporation, directly or indirectly, as an employee, agent, independent contractor, consultant,

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owner, stockholder, partner, officer, director or otherwise, enter into or in any manner take part in any business in direct competition with the telecommunications field services business (as defined below) of Corporation within the United States of America, or in any foreign country in which the Company provides telecommunications field services as of the time of termination of Employee's employment.

     (b) Not to call on or solicit, on behalf of himself or on behalf of any other entity or corporation, any of the telecommunications field services customers of Corporation for the purpose of selling or distributing to any of said customers any telecommunications field services comparable to or competitive with services provided by Corporation or telecommunications field services which Corporation may have under development during the period of time Employee was employed by Corporation ("Corporation's Services"); nor will Employee in any way, directly or indirectly, for himself or on behalf of any other entity or corporation, solicit, divert or take away any telecommunications field services customer of Corporation. For purposes of this Agreement, "telecommunications field services" are Recurring Network Services, Network Integration Services, Outside Plant Services and Network Construction Services of the type performed for third parties by Worldbridge Broadband Services, Inc. For purposes of this Agreement, "customer" shall mean any person, entity or corporation which has purchased Corporation's Services, or has received a price quotation from Corporation for Corporation's Services, at any time within the one (1) year period prior to the date of termination of Employee's employment.

     (c) Not to enter or attempt to enter into an employment or agency relationship with any person who, at the time of such entry (or attempted entry), or at the time of termination of Employee's service with Corporation, was an officer, director, employee, principal or agent of Corporation W but only if, such employment or agency relationship is with respect to a telecommunications field services business in competition with Corporation.

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     (d)    Not to induce of attempt to induce any person described in subparagraph (c) to leave his or her employment, agency, directorship or office with Corporation to enter into a telecommunications field services business in competition with Corporation.

  It is understood by and between the parties to this Agreement that the aforesaid covenants set forth in this Section 4.02 are essential elements of this Agreement, and that, but for the agreement of Employee to comply with such covenants, Corporation would not have agreed to the terms of employment set forth in this Agreement. Such covenants by Employee shall be construed as agreements independent of any other provisions in this Agreement. The existence of any claim or cause of action by Employee against Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Corporation of such covenants.

  In addition to all other legal remedies available to Corporation for enforcement of the covenants of this Section 4.02, the parties agree that Corporation shall be entitled to an injunction by any court of competent jurisdiction to prevent or restrain any breach or threatened breach hereof.

  The parties to this Agreement agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area of application, or the definition of Corporation's Products in such covenants to be unreasonable, arbitrary or against public policy, then a lesser time period and/or a smaller geographical area and/or a less encompassing definition of Corporation's Products which are determined to be reasonable, nonarbitrary and not against public policy may be enforced against Employee. The parties to this Agreement agree and acknowledge that they are familiar with the present and proposed operations of Corporation and believe that the restrictions set forth in this Section 4.02 are reasonable with respect to its subject matter, duration and geographical application.

  The provisions of this Section 4.02 may be waived, in part or fully, in writing by Corporation at its option.

  These restrictive covenants shall survive the termination of this Agreement; provided, however, that if Corporation terminates the employment of Employee or terminates this

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Agreement for any reason other than that specified in clause i, or ii of Section
1 .04b. of this Agreement, then, in addition to any other remedies Employee may have against Corporation at law or in equity, the covenants contained in this
Section 4.02 shall terminate coincident with the termination of employment of Employee or other termination of this Agreement.


                                   SECTION V

                                 Miscellaneous
                                 -------------

     5.01.  Use of Name. Employee agrees to allow Corporation to have his name
            ------ ----
or (with Employee's prior consent) picture used by Corporation for advertising or trade purposes during the Term of this Agreement.

     5.02.  Binding Effect. This Agreement shall inure to the benefit of and be
            --------------
binding upon Employee and upon Corporation, their successors and assigns, including, without limitation, any person, partnership, company or corporation which may acquire substantially all of Corporation's assets or business or into which Corporation may be consolidated, merged or otherwise combined.

     5.03.  Governing Law. This Agreement shall be construed and enforced in
            --------- ---
accordance with the laws of the State of Colorado.

     5.04.  Legal Construction. In the event any one or more of the provisions
            ----- ------------
contained in this Agreement shall for any reason beheld invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     5.05.  Amendment. No amendment, modification or alteration of the terms
            ---------
hereof shall be binding unless the same be in a writing referring to this Agreement, dated subsequent to the date hereof and duly executed by the parties hereto.

     5.06.  Integration. This Agreement constitutes the entire understanding and
            -----------
agreement between Corporation and Employee with regard to the subject matter hereof and supersedes all other agreements and understandings between Corporation and Employee.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intent to be legally bound thereby on the day and year first above written.

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                                      CORPORATION:
                                      -----------
ATTEST:                               Worldbridge Broadband Services, Inc.

/s/ W.T. Hanelly                      By: /s/ David A Woodle
-----------------------------             -----------------------
               Secretary                      President

WITNESS.                              EMPLOYEE:
                                      --------

/s/  Russell Cohen                        /s/ Paul E. Janson
-----------------------------         ----------------------------

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